Item 77Q1 SA
Salomon Brothers Institutional Series Funds Inc.
SUBADVISORY AGREEMENT


"This SUBADVISORY AGREEMENT (""Agreement"") is made this 1st day of" "August, 2006, by and between Legg Mason Partners Fund Advisor," "LLC, a Delaware limited liability company (the Manager), and" "Western Asset Management Company, a California corporation (the" """Subadviser"")."

"WHEREAS, the Manager has been retained by Salomon Brothers" "Institutional Series Funds Inc. (the ""Corporation""), a" registered management investment company under the Investment "Company Act of 1940, as amended (the ""1940 Act"") to provide" "investment advisory, management, and administrative services to" the Corporation with respect to certain series of the Corporation; and

"WHEREAS, the Manager wishes to engage the Subadviser to provide" certain investment advisory services to the Corporation with respect to the series of the Corporation designated in Schedule "A annexed hereto (the ""Fund"") and Subadviser is willing to" furnish such services on the terms and conditions hereinafter set forth;

"NOW THEREFORE, in consideration of the promises and mutual"
"covenants herein contained, it is agreed as follows:"

1. In accordance with and subject to the Management Agreement between the Corporation and the Manager with respect to the Fund "(the ""Management Agreement""), the Manager hereby appoints the" Subadviser to act as Subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the "services herein set forth, for the compensation herein provided."

2. The Manager shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the "Fund, its funds available, or to become available, for" "investment, and generally as to the condition of the Fund's" affairs. Manager shall furnish the Subadviser with such other documents and information with regard to the Fund's affairs as the Subadviser may from time to time reasonably request.

3. (a) Subject to the supervision of the Corporation's Board of "Directors (the ""Board"") and the Manager, the Subadviser shall" regularly provide the Fund with respect to such portion of the Fund's assets as shall be allocated to the Subadviser by the "Manager from time to time (the ""Allocated Assets"") with" "investment research, advice, management and supervision and" shall furnish a continuous investment program for the Allocated "Assets consistent with the Fund's investment objectives,"
"policies and restrictions, as stated in the Fund's current" Prospectus and Statement of Additional Information. The
"Subadviser shall, with respect to the Allocated Assets," determine from time to time what securities and other
"investments will be purchased (including, as permitted in" "accordance with this paragraph, swap agreements, options and" "futures), retained, sold or exchanged by the Fund and what" portion of the Allocated Assets will be held in the various "securities and other investments in which the Fund invests, and" shall implement those decisions (including the execution of "investment documentation), all subject to the provisions of the" Corporation's Articles of Incorporation and By-Laws
"(collectively, the ""Governing Documents""), the 1940 Act, and the" applicable rules and regulations promulgated thereunder by the "Securities and Exchange Commission (the ""SEC"") and interpretive" guidance issued thereunder by the SEC staff and any other "applicable federal and state law, as well as the investment" "objectives, policies and restrictions of the Fund referred to" "above, and any other specific policies adopted by the Board and" disclosed to the Subadviser. The Subadviser is authorized as the agent of the Corporation to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable
"provisions of the 1940 Act, the investment program to be" provided hereunder may entail the investment of all or substantially all of the assets of a Fund in one or more investment companies. The Subadviser will place orders pursuant to its investment determinations for the Fund either directly
"with the issuer or with any broker or dealer, foreign currency" "dealer, futures commission merchant or others selected by it. In" connection with the selection of such brokers or dealers and the "placing of such orders, subject to applicable law, brokers or" dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the "Securities Exchange Act of 1934, as amended (the Exchange Act))" to the Funds and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser's authority regarding the execution of the Fund's portfolio transactions "provided herein. The Subadviser shall exercise voting rights," rights to consent to corporate action and any other rights pertaining to the Allocated Assets subject to such direction as "the Board may provide, and shall perform such other functions of" investment management and supervision as may be directed by the Board.

(b) The Fund hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the "Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby" consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the "foregoing, the Subadviser agrees that it will not deal with" "itself, or with members of the Board or any principal" "underwriter of the Fund, as principals or agents in making" purchases or sales of securities or other property for the "account of a Fund, nor will it purchase any securities from an" underwriting or selling group in which the Subadviser or its "affiliates is participating, or arrange for purchases and sales" of securities between a Fund and another account advised by the "Subadviser or its affiliates, except in each case as permitted" by the 1940 Act and in accordance with such policies and "procedures as may be adopted by a Fund from time to time, and" will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

4. The Subadviser may delegate to any other one or more
"companies that the Subadviser controls, is controlled by, or is" "under common control with, or to specified employees of any such" "companies, certain of the Subadviser's duties under this" "Agreement, provided in each case the Subadviser will supervise" "the activities of each such entity or employees thereof, that" such delegation will not relieve the Subadviser of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered into in accordance with all applicable requirements of the 1940 Act.

5. The Subadviser agrees that it will keep records relating to "its services hereunder in accordance with all applicable laws," and in compliance with the requirements of Rule 31a-3 under the "1940 Act, the Subadviser hereby agrees that any records that it" "maintains for the Fund are the property of the Fund, and further" agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

"6. (a) The Subadviser, at its expense, shall supply the Board,"
"the officers of the Corporation, and the Manager with all" information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder.

"(b) The Subadviser shall bear all expenses, and shall furnish" "all necessary services, facilities and personnel, in connection" with its responsibilities under this Agreement. Other than as "herein specifically indicated, the Subadviser shall not be" "responsible for the Fund's expenses, including, without" "limitation, advisory fees; distribution fees; interest; taxes;" governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost "(including brokerage commissions, transaction fees or charges," if any) in connection with the purchase or sale of the Fund's securities and other investments and any losses in connection "therewith; fees and expenses of custodians, transfer agents," "registrars, independent pricing vendors or other agents; legal" expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's shares for sale under applicable federal and state law; expenses "of preparing, setting in print, printing and distributing" prospectuses and statements of additional information and any "supplements thereto, reports, proxy statements, notices and" dividends to the Fund's shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee "thereof, meetings of shareholders and other meetings of the" "Fund; Board fees; audit fees; travel expenses of officers," "members of the Board and employees of the Fund, if any; and the" Fund's pro rata portion of premiums on any fidelity bond and "other insurance covering the Fund and its officers, Board" members and employees; litigation expenses and any non-recurring "or extraordinary expenses as may arise, including, without" "limitation, those relating to actions, suits or proceedings to" which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto.

"7. No member of the Board, officer or employee of the" Corporation or Fund shall receive from the Corporation or Fund "any salary or other compensation as such member of the Board," "officer or employee while he is at the same time a director," "officer, or employee of the Subadviser or any affiliated company" "of the Subadviser, except as the Board may decide. This" "paragraph shall not apply to Board members, executive committee" "members, consultants and other persons who are not regular" members of the Subadviser's or any affiliated company's staff.

"8. As compensation for the services performed by the Subadviser," including the services of any consultants retained by the "Subadviser, the Manager shall pay the Subadviser out of the" "management fee it receives with respect to the Fund, and only to" "the extent thereof, as promptly as possible after the last day" "of each month, a fee, computed daily at an annual rate set forth" on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month "succeeding the effective date of this Agreement, and shall" constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as "of any date not the last day of a month, such fee shall be paid" "as promptly as possible after such date of termination, shall be" "based on the average daily net assets of the Fund or, if less," the portion thereof comprising the Allocated Assets in that period from the beginning of such month to such date of "termination, and shall be that proportion of such average daily" net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund or the portion thereof comprising the Allocated Assets shall in all cases be based only on business days and be computed as of the time of the regular close of "business of the New York Stock Exchange, or such other time as" may be determined by the Board.

9. The Subadviser assumes no responsibility under this Agreement "other than to render the services called for hereunder, in good" "faith, and shall not be liable for any error of judgment or" "mistake of law, or for any loss arising out of any investment or" for any act or omission in the execution of securities "transactions for a Fund, provided that nothing in this Agreement" shall protect the Subadviser against any liability to the Manager or the Fund to which the Subadviser would otherwise be "subject by reason of willful misfeasance, bad faith, or gross" negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As "used in this Section 9, the term Subadviser shall include any" affiliates of the Subadviser performing services for the "Corporation or the Fund contemplated hereby and the partners," "shareholders, directors, officers and employees of the" Subadviser and such affiliates.

10. Nothing in this Agreement shall limit or restrict the right "of any director, officer, or employee of the Subadviser who may" "also be a Board member, officer, or employee of the Corporation" "or the Fund, to engage in any other business or to devote his" time and attention in part to the management or other aspects of "any other business, whether of a similar nature or a dissimilar" "nature, nor to limit or restrict the right of the Subadviser to" "engage in any other business or to render services of any kind," "including investment advisory and management services, to any" "other fund, firm, individual or association. If the purchase or" sale of securities consistent with the investment policies of a Fund or one or more other accounts of the Subadviser is "considered at or about the same time, transactions in such" securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be "combined, in accordance with applicable laws and regulations," and consistent with the Subadviser's policies and procedures as presented to the Board from time to time.

"11. For the purposes of this Agreement, the Fund's ""net assets""" shall be determined as provided in the Fund's then-current Prospectus and Statement of Additional Information and the terms "assignment, ""interested person,"" and ""majority of the" "outstanding voting securities"" shall have the meanings given to" "them by Section 2(a) of the 1940 Act, subject to such exemptions" "as may be granted by the SEC by any rule, regulation or order."

12. This Agreement will become effective with respect to the Fund on the date set forth opposite the Fund's name on Schedule "A annexed hereto, provided that it shall have been approved by" "the Corporation's Board and, if so required by the 1940 Act, by" the shareholders of the Fund in accordance with the requirements "of the 1940 Act and, unless sooner terminated as provided" "herein, will continue in effect through November 30, 2007. " "Thereafter, if not terminated, this Agreement shall continue in" "effect with respect to the Fund, so long as such continuance is" specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of "the Fund, provided that in either event the continuance is also" approved by a majority of the Board members who are not "interested persons of any party to this Agreement, by vote cast" in person at a meeting called for the purpose of voting on such approval.

13. This Agreement is terminable with respect to the Fund without penalty by the Board or by vote of a majority of the "outstanding voting securities of the Fund, in each case on not" more than 60 days' nor less than 30 days' written notice to the "Subadviser, or by the Subadviser upon not less than 90 days'" "written notice to the Fund and the Manager, and will be" terminated upon the mutual written consent of the Manager and the Subadviser. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by the Manager without the consent of the Subadviser.

14. The Subadviser agrees that for any claim by it against the Fund in connection with this Agreement or the services rendered "under this Agreement, it shall look only to assets of the Fund" for satisfaction and that it shall have no claim against the assets of any other portfolios of the Corporation.

"15. No provision of this Agreement may be changed, waived," "discharged or terminated orally, but only by an instrument in" writing signed by the party against which enforcement of the "change, waiver, discharge or termination is sought, and no" material amendment of the Agreement shall be effective until "approved, if so required by the 1940 Act, by vote of the holders" of a majority of the Fund's outstanding voting securities.

"16. This Agreement, and any supplemental terms contained on" "Annex I hereto, if applicable, embodies the entire agreement and" "understanding between the parties hereto, and supersedes all" prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made "invalid by a court decision, statute, rule or otherwise, the" remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]

"IN WITNESS WHEREOF, the parties hereto have caused this"
Agreement to be executed by their officers thereunto duly authorized.

"LEGG MASON PARTNERS FUND ADVISOR, LLC"
By:	_______________________________
Name:
Title:
WESTERN ASSET MANAGEMENT COMPANY
By:	_______________________________
Name:
Title:

The foregoing is acknowledged:

The undersigned officer of the Corporation has executed this Agreement not individually but in his/her capacity as an officer "of the Corporation. The Corporation does not hereby undertake," "on behalf of the Fund or otherwise, any obligation to the" Subadviser.

SALOMON BROTHERS INSTITUTIONAL SERIES
FUNDS INC.
By:	_______________________________
Name:
Title:


ANNEX I


Not applicable.




SCHEDULE A
Salomon Brothers Institutional High Yield Bond Fund
Date:
1-Aug-06
Fee:
The sub-advisory fee will be 70% of the management fee paid to "Legg Mason Partners Fund Advisor, LLC, net of expense waivers" and reimbursements.

Salomon Brothers Institutional Emerging Markets Debt Fund
Date:
1-Aug-06
Fee:
The sub-advisory fee will be 70% of the management fee paid to "Legg Mason Partners Fund Advisor, LLC, net of expense waivers" and reimbursements.


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